UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2009 (October 16, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210
Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement

Pursuant to an agreement dated as of October 16, 2009, the Registrant’s wholly-owned subsidiary, Anchor Funding Services, LLC, entered into an agreement to terminate its lease covering premises currently known as 800 Yamato Road, Suite 102, Boca Raton, FL 33431. The lease agreement which was entered into on April 16, 2007 and would have expired on May 31, 2012 will now terminate and Anchor will vacate these premises on or before October 31, 2009. The Registrant’s subsidiary bought out the lease at a total cost of $100,000 in order to reduce net leasing costs of an estimated $8,300 per month or $100,000 per annum. The termination of this lease is part of the organization’s effort to substantially reduce overhead costs. There is no material relationship between the Registrant and the landlord of the premises being surrendered. A copy of the termination of lease is filed as exhibit 10.1 below.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this Form 8-K.

10.1   Termination of Lease and surrender, acceptance and release dated October 16, 2009 by and between Boca Town Partners, LLC and Anchor Funding Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC., a Delaware corporation

October 22, 2009	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer
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